Northeast One Stop, Inc.
                                 138 Sicker Road
                             Latham, New York 12110


                                       July __, 1995


Congress Financial Corporation
(New England)
One Post Office Square
Suite 3600
Boston, MA 02109

       Re:         AMENDMENT NO. 1 TO FINANCING AGREEMENTS

Ladies and Gentlemen:

         Reference is made to the Loan and Security Agreement, dated April 20, 1995 (the "Loan Agreement"), and all supplements, agreements, documents and instruments entered into by Northeast One Stop, Inc. ("Borrower") pursuant thereto, as such may have been amended from time to time (collectively, the "Financing Agreements"). Capitalized terms used herein shall have the meanings given them in the Financing Agreements. Congress Financial Corporation (New England) is referred to herein as "Congress."

         The Borrower has requested that the Financing Agreements be amended as set forth herein. Accordingly, effective as of the date set forth above, the Borrower and Congress agree as follows:

         A. AMENDMENTS TO THE LOAN AGREEMENT

         1. Section 2.1(a)(ii) of the Loan Agreement is amended by deleting the words and number "thirty-five (35%) percent" therefrom and inserting in lieu thereof the words and number "fifty-five (55%) percent."

         2. Section 3 of the Loan Agreement is amended by adding a new Section
3.4 thereto as follows:

            "3.4 OVERADVANCE FEE. Borrower shall pay to Lender an overadvance fee of $3,500 per year which shall be payable in monthly installments of $292 each, due and payable in arrears on the first day of each month commencing August 1, 1995. Installments once paid, shall be non-refundable and shall be deemed to be fully earned."

         3. Section 2.1(vi) of the Loan Agreement is amended by deleting the period at the end of the Section and adding the following: ", PLUS".

Congress Financial Corporation (New England)
July __, 1995
Page 2



         4. Section 2.1 of the Loan Agreement is amended by adding a new Section 2.1(vii) thereto as follows:

            "(vii) only during the period beginning from and after the twenty-second day of each calendar month and for thirteen consecutive days thereafter and in Lender's sole discretion, $175,000."

         5. Section 9.9(d) of the Loan Agreement is amended by deleting the number "$344,000" on the fourth line thereof and inserting in lieu thereof the number "$374,000."

         6. Schedule 9.9 of the Loan Agreement is amended by adding the following paragraph at the end thereof:

                "$30,000 Promissory Note, dated ________ ____, 1995, in favor of Louis J. DelSignore."

         7. Section 12.1(d) of the Loan Agreement is amended by deleting the date "July 31, 1995" on the second line thereof and inserting in lieu thereof the date "September 30, 1995."

         B. SUBORDINATION AGREEMENT

         1. Exhibit A to the Subordination Agreement is amended by adding the following at the end thereof:

                "$30,000 Demand Promissory Note, dated ________ ____, 1995 from Northeast One Stop, Inc. in favor of Louis J. DelSignore."

         C. CONDITIONS PRECEDENT

         Notwithstanding any other provisions of this Amendment or any of the other Financing Agreements, and without affecting in any manner the rights of Congress under the other Sections of this Amendment, this Amendment shall not be effective as to Congress unless and until each of the following conditions has been and continues to be satisfied.

         1. DOCUMENTATION. Congress shall have received, in form and substance

Congress Financial Corporation (New England)
July __, 1995
Page 3



satisfactory to Congress and its counsel, a duly executed copy of this Amendment, the original $30,000 Demand Promissory Note from the Borrower to Louis J. DelSignore, together with such additional documents, instruments and certificates as Congress and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Congress and its counsel.

         2. NO DEFAULT. No Default or Event of Default shall exist.

         D. ACKNOWLEDGMENT OF OBLIGATIONS

         Borrower and Guarantors hereby (1) reaffirm and ratify all of the promises, agreements, covenants and Obligations to Congress under or in respect of the Financing Agreements as amended hereby and (2) acknowledge they are unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, as amended hereby, and that they have no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations under the Financing Agreements. Borrower further confirms and agrees to its obligation to pay to Congress all fees and costs which have been incurred by Congress in connection with the negotiation and preparation of this Amendment No. 1 and all other documents and agreements prepared in connection with this Amendment No. 1 including, without limitation, all reasonable attorney's fees and disbursements.

         E. MISCELLANEOUS

         Except as set forth herein, the Borrower confirms that the Financing Agreements remain in full force and effect without amendment or modification of any kind. The Borrower further confirms that no Event of Default or events which with notice or the passage of time or both could constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Congress shall not be construed as a waiver by Congress of any Event of Default under the Financing Agreements. This Amendment, together with the Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

Executed under seal on the date set forth above.

Congress Financial Corporation (New England)
July __, 1995
Page 4



ATTEST:                            NORTHEAST ONE STOP, INC.


                                   By:
--------------------

                                   Name:

                                   Title:

Congress Financial Corporation (New England)
July __, 1995
Page 5



                                   L & P FEED, INC.



By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------


                                   ----------------------------
                                   Louis J. DelSignore



                                   ----------------------------
                                   Patricia A. DelSignore


Accepted in Boston, Massachusetts
on ____________ ____, 1995.

CONGRESS FINANCIAL CORPORATION
(NEW ENGLAND)

By:
Name:
Title:

Congress Financial Corporation (New England)
July __, 1995
Page 6



                                STATE OF NEW YORK


_______________, ss                                       July __, 1995

         Then personally appeared the above-named Louis J. DelSignore, and stated that he is the duly authorized President of Northeast One Stop, Inc. and L&P Feed, Inc. (the "Corporations"), and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of each of said Corporations, before me.



                                                     -------------------------
                                                     Notary Public
                                                     My Commission Expires:


                                STATE OF NEW YORK


_______________, ss                                       July __, 1995

         Then personally appeared the above-named Louis J. DelSignore, and Patricia A. DelSignore and acknowledged the foregoing instrument to be their free act and deed, before me.


                                                     -------------------------
                                                     Notary Public
                                                     My Commission Expires: